UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2008

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed, on December 19, 2007, Encysive Pharmaceuticals Inc. (the "Company") received a delisting warning letter from The NASDAQ Stock Market ("NASDAQ"), notifying it that the Company’s closing price per share for its common stock was below the $1.00 minimum bid price for 30 consecutive trading days.

On March 5, 2008, the Company received notification from NASDAQ that it had regained compliance with NASDAQ’s continued listing requirements under Marketplace Rule 4450(a)(5). The Company regained compliance after the closing bid price of the Company’s common stock was $1.00 per share or greater for at least 10 consecutive business days and, accordingly, NASDAQ advised the Company that this matter is now closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

March 6, 2008	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary